EXHIBIT 10.39

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of January 21, 2004 by and among DDi Corp., a Delaware corporation (the “Company”), and certain purchasers of the Company’s capital stock listed on the signature pages below (the “Holders”).

WITNESSETH

WHEREAS, the Company and the Holders entered into a Stock Purchase Agreement (the “Purchase Agreement”) as of January 21, 2004, providing, among other things, for the Holders’ purchase of up to 1,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value; and

WHEREAS, in consideration of the sale of the Shares pursuant to the Purchase Agreement, the Company agreed to grant certain rights to the Holders as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the same meanings as defined in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Advice” has the meaning set forth in Section 1.3(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated”, “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble and also includes the Company’s successors.

“Delay Notice” has the meaning set forth in Section 1.2(c).

“Delay Period” has the meaning set forth in Section 1.2(c).

“Effectiveness Period” has the meaning set forth in Section 1.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Holder” or “Holders” has the meaning set forth in the Preamble or each Person to whom a Holder Transfers Registrable Securities in accordance with Section 1.8.

“Inspectors” has the meaning set forth in Section 1.3(a)(xii).

“NASD” means the National Association of Securities Dealers, Inc.

“Non-affiliated Holders” means all of the Holders, except for those Holders who, as of the date of this Agreement, are Affiliates.

“Person” means an individual, partnership, corporation, limited liability company, trust, estate, unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

“Preferred Stock” means the preferred stock of the Company, par value $0.001 per share.

“Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

“Records” has the meaning set forth in Section 3(a)(xii).

“Registrable Securities” means the Shares and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

“Rule 144” and “Rule 145” mean Rule 144 and Rule 145 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall mean a registration effected pursuant to Section 1.2(a).

“Shelf Registration Statement” shall mean a “shelf’ registration statement of the Company pursuant to the provisions of Section 1.2 which covers all of the Registrable Securities, on an appropriate form under Rule 415 under the Securities Act, or any successor or similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Purchase Agreement” has the meaning set .forth in the Recitals.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or, consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

“Violation” has the meaning set forth in Section 1.4(a).

1.2 Registration.

(a) Registration Requirement. The Company shall file with the Commission a Shelf Registration Statement meeting the requirements of the Securities Act within thirty (30) days following the Closing, and will use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter and in any event not later than seventy-five (75) days after the Closing. Each Holder agrees to furnish to the Company all information with respect to such Holder necessary to make the information set forth in the Shelf Registration Statement or Prospectus not materially misleading.

(b) Effectiveness Requirement. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales for a period commencing on the date that such Shelf Registration Statement is initially declared effective by the Commission and terminating on the date when all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or cease to be Registrable Securities (the “Effectiveness Period’); provided, however, the Company is permitted to suspend sales of the Registrable Securities during any Delay Period. The Company will be deemed not to have used its best efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action or omits to take any action that would result in the Shelf Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action or omission is required by applicable law and except during any Delay Period.

(c) Delay Period. The term “Delay Period” means, with respect to any obligation to keep any Shelf Registration Statement or Prospectus usable for resales pursuant to this Section 1.2, the shortest period of time determined in good faith by the Company’s Board of Directors to be necessary for such purpose when there exist circumstances relating to a material pending development, including, but not limited to, a pending or contemplated material acquisition or merger or other material transaction or similar event, which would require disclosure by the Company in such Shelf Registration Statement or Prospectus of material information which the Company determines in good faith upon the advice of its counsel that it has a bona fide business purpose for keeping confidential and non-public and the non-disclosure of which in such Shelf Registration Statement or Prospectus might cause such Shelf Registration Statement or Prospectus to fail to comply with applicable disclosure requirements. A Delay Period shall commence on and include the date that the Company gives written notice (a “Delay Notice”) to the Holders that the Prospectus is no longer usable as a result of a material pending development and shall end on the date when the Holders are advised in writing by the Company that the current Delay Period has terminated (it being understood that the Company shall give such notice to all Holders promptly upon making the determination that the Delay Period has ended); provided, however, and notwithstanding anything herein to the contrary the Company is only entitled to three (3) Delay Periods having durations of not more than thirty (30) days each during any consecutive 12 month period, and not to exceed more than seventy-five (75) days in the aggregate in any consecutive 12 month period. The Company covenants and agrees that it will not deliver a Delay Notice with respect to a Delay Period unless Company employees, officers and directors and their Affiliates and any other holders of registration rights with respect to the Company’s Common Stock are also prohibited by the Company for the duration of such Delay Period from effecting any public sales of shares of Common Stock or Preferred Stock beneficially owned by them. The Company represents that it has no knowledge of any circumstance that would reasonably be expected at the time of the effectiveness of the Shelf Registration Statement pursuant to Section 1.2(a) to cause the Company to exercise its rights under this Section 1.2(c). Without limiting any of the foregoing, but for the purpose of additional clarity, the Company shall not commence any Delay Period until after the Shelf Registration Statement is filed with the Commission.

(d) Notice. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of such Shelf

Registration Statement, notify each such Holder when such Shelf Registration Statement has become effective and take such other actions as are required to permit unrestricted resales of the Registrable Securities. The Company further agrees to supplement or amend each Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(e) Liquidated Damages. If the Shelf Registration Statement is not effective by the ninetieth (90th) day after the Closing, then the Company will pay to each Holder as liquidated damages and not a penalty, an amount in cash equal to 1.0% of the amount invested by each such Holder for each month or part thereof that such Shelf Registration Statement is not so effective, payable in weekly installments. If a stop order, injunction or other order or requirement of the Commission or any other governmental agency or court is imposed or if for any other reason the effectiveness of the Shelf Registration Statement is suspended, then the Company shall pay liquidated damages to each Holder, as liquidated damages and not a penalty, an amount in cash equal to 1.0% of the amount invested by each such Holder for each month or part thereof that such Shelf Registration Statement is not so effective, payable in weekly installments. Notwithstanding the preceding sentence, the Holders will not be entitled to receive liquidated damages under this Section 1.2(e) during a Delay Period (subject to the duration restrictions in Section 1.2(c)). Liquidated damages shall be deemed to commence accruing on the day on which the event triggering such liquidated damages occurs. The liquidated damages to be paid to the Holders pursuant to this Section 1.2(e) shall cease to accrue (i) with respect to the liquidated damages for failure to have the Shelf Registration Statement declared effective on or prior to the ninetieth (90th) day after the Closing, on the day after the Holders have received notice from the Company that the Shelf Registration Statement is declared effective, or (ii) with respect to the liquidated damages for the suspension of effectiveness of the Shelf Registration Statement, on the day after the Holders have received notice from the Company regarding the reinstatement of effectiveness of the Shelf Registration Statement. The Company shall pay the liquidated damages due under this section at the end of each week during which such damages accrue and, to the extent such liquidated damages are not paid when due, shall thereafter accrue interest at a rate equal to the U.S. prime rate plus the lesser of (i) 3.0% per annum and (ii) the maximum amount permitted by law. Liquidated damages shall be paid to the Holders by wire transfer in immediately available funds to the accounts designated by the Holders. The parties hereto agree that the liquidated damages provided for in this Section 1.2(e) constitute a reasonable estimate of the damages that will be suffered by the Holders by reason of the failure of the Shelf Registration Statement to be declared effective and/or to remain effective, as the case may be, in accordance with this Agreement.

1.3 Registration Procedures.

(a) Obligations of the Company. In connection with its obligations under Section 1.2 with respect to the Shelf Registration Statement, the Company shall, as expeditiously as practicable:

(i) prepare and file with the Commission a Shelf Registration Statement as prescribed by Section 1.2(a) within the relevant time period specified in Section 1.2(a) on Form S-1 (or any other appropriate form thereto), which form shall (A) be available for the sale of the Registrable Securities by the selling Holders thereof and (B) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith; the Company shall use its best efforts to cause such Shelf Registration Statement to become effective and remain effective and the Prospectus usable for resales in accordance with Section 1.2, subject to the proviso contained in Section 1.2(b); provided, however, that, before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Shelf Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and the Company shall not file any Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, other than filings required under the Exchange Act, if the Holders, their counsel or the managing underwriters of an underwritten offering of Registrable Securities, if any, shall reasonably object in a timely manner; and provided further, however, the plan of distribution disclosed in the Shelf Registration Statement shall be in the form attached hereto as Exhibit A, with such changes as the Holders may request;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to the proviso contained in Section 1.2(b) or as reasonably requested by the Holders of a majority of Registrable Securities, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the Commission, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force), under the Securities Act, respond within a reasonable time to any comments received from the Commission with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement; provided, however, that any post-effective amendments to the Shelf Registration Statement to incorporate quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act shall be filed simultaneously with the filing of such Forms 10-Q or 10-K, as applicable;

(iii) register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Shelf Registration. Statement is declared effective by the Commission as any Holder of Registrable Securities covered by the Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.3(a)(iii), (B) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (C) subject itself to any material taxation in any such jurisdiction if it is not then so subject;

(iv) promptly (but in any event within three (3) business days) notify each Holder of Registrable Securities, its counsel and the managing underwriters of an underwritten offering of Registrable Securities, if any, and promptly confirm such notice in writing (A) when the Shelf Registration Statement covering such Registrable Securities has become effective and when any post-effective amendments thereto become effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to such Shelf Registration Statement or Prospectus or for additional information after such Shelf Registration Statement has become effective, (C) of the issuance or threatened issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 1.3(a)(iii) or the initiation of any proceedings for that purpose, (D) if, between the effective date of such Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in the Purchase Agreement cease to be true and correct, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which causes such Shelf Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) of the reasonable determination of the Company upon advice of its counsel that a post-effective amendment to such Shelf Registration Statement would be appropriate;

(v) take best efforts to prevent the entry of any stop order suspending the effectiveness of any Shelf Registration Statement, or if entered, to obtain the withdrawal of any such stop order or to avoid the issuance of, or, if issued, obtain the withdrawal of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest possible moment;

(vi) furnish to each Holder of Registrable Securities included within the coverage of a Shelf Registration Statement, without charge, a number of conformed copies of the Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested) as such Holder or managing underwriters, if any, may reasonably request;

(vii) deliver to each selling Holder of Registrable Securities and each managing underwriter participating in any such disposition of Registrable Securities, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such Holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the Prospectus by each of the selling Holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus), such other documents incorporated by reference therein and any exhibits thereto as such selling Holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(viii) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders or any underwriters may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities pursuant to the Shelf Registration Statement relating thereto;

(ix) as soon as practicable after the resolution of any matter or event specified in Sections 1.3(a)(iv)(B), 1.3(a)(iv)(C), 1.3(a)(iv)(E) (subject to the proviso contained in Section 1.2(b)) and 1.3(a)(iv)(F)), prepare a supplement or post-effective amendment to the applicable Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(x) a reasonable time prior to the filing of any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus after the initial filing of such Shelf Registration Statement, provide a reasonable number of copies of such document to the Holders and managing underwriters, if any, and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities available for discussion of such document;

(xi) if requested by the Holders of Registrable Securities in connection with a firm commitment underwritten offering of Registrable Securities: (i) (A) enter into such agreements (including underwriting agreements) as are customary in underwritten offerings, (B) make such representations and warranties in such agreements to the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and with respect to the applicable Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings (all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters included in each such agreement shall also be made to and for the benefit of such Holders and any or all of the conditions precedent to the obligations of such underwriters under. such agreements shall be conditions precedent to the obligations of such Holders), and confirm the same if and when requested and (C) include in such agreements such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 1.4; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain “cold comfort” accountants’ letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary for such agreements;

(xii) if requested by Holders of Registrable Securities in connection with a firm underwritten commitment offering of Registrable Securities, make reasonably available for inspection by any selling Holder of Registrable Securities who certifies to the Company that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during the Company’s normal business hours, all financial and other records, and pertinent organizational and operational documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, trustees and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Shelf Registration Statement, Records and information which the Company, in good faith, determines to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the applicable Shelf Registration Statement, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding, (C) such Records or information previously have been made generally available to the public or (D) such Inspector agrees with the Company in writing to keep such Records or information confidential; each selling Holder of such Registrable Securities will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Securities will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

(xiii) comply with all applicable rules and regulations of the Commission so long as any provision of this Agreement shall be applicable and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days after the end of any twelve-month period if such period is a fiscal year) or, in each case, such shorter period as may be required for the filing of reports containing quarterly and annual financial statements pursuant to the rules and regulations adopted under the Securities Act from time to time (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (B) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Shelf Registration Statement, which statements shall cover said twelve-month periods, provided that the obligations under this Section 1.3(a)(xiii) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

(xiv) cooperate with each seller of Registrable Securities covered by a Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xv) take all other steps necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby; and

(xvi) notwithstanding any other provision of this Section 1.3, if the Company becomes ineligible to use the registration form on which the Shelf Registration Statement is filed and declared effective pursuant to Section 1.2(a), thereby precluding any Holder from using the related Prospectus, the Company shall use reasonable best efforts to prepare and file either a post effective amendment to the Shelf Registration Statement to convert such registration statement to, or a new Shelf Registration Statement on, another registration form which the Company is eligible to use within thirty (30) days after the date that the Company becomes ineligible, provided such other registration form shall be available for the sale of the Registrable Securities by the selling Holders thereof and such amended or new Shelf Registration Statement shall remain subject in all respects to the provisions of this Section 1.3.

(b) Holders’ Obligations.

(i) Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Sections 1.3(a)(iv)(B), 1.3(a)(iv)(C), 1.3(a)(iv)(E), 1.3(a)(iv)(F) or any Delay Notice, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement at issue until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.3(a)(ix) or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii) Each Holder agrees that the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the Commission to be included in the applicable Shelf Registration Statement, the Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information which is not otherwise readily available to the Company within ten (10) Business Days after receiving such request, and the Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

1.4 Indemnification. In the event any Registrable Securities are included in a Shelf Registration Statement under this Section 1:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls a Holder or underwriter within the meaning of the Securities Act or the Exchange Act and each officer, director, agent, affiliate and employee of each Holder, underwriter and controlling Person, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal, state or provincial law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, any document incorporated by reference in such Shelf Registration Statement or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation. promulgated under the Securities Act, the Exchange Act or any state or provincial securities law directly related to, or in connection with, the Shelf Registration Statement or the related offering; and the Company will pay to a Holder, underwriter or controlling Person or officer, director, agent, affiliate or employee of a Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.4(a) does not apply to (x) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in a Shelf Registration Statement or final Prospectus or any amendment or supplement thereto or any related preliminary Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for inclusion therein or (y) any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact in any preliminary Prospectus, if a copy of the final Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected was required to be sent or given but had not been sent or given to such person prior to the settlement of the sale, so long as the final Prospectus and any amendments or supplements thereto were provided by the Company to the Indemnified Holder in the requisite quantity and on a timely basis to permit proper delivery on or prior to the settlement of the sale. The Company shall notify the Holders promptly of the institution, threat or assertion of any action, claim, suit, investigation or proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) To the fullest extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers, employees and Affiliates, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other stockholder selling securities in such Shelf Registration Statement and any controlling Person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state or provincial law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in such Shelf Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 1.4(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.4(b) does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent may not be unreasonably withheld, conditioned or delayed; and further provided, that, in no event will any indemnity under this Section 1.4(b) exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under this Section 1.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, if (i) the indemnifying party acknowledges its obligation to indemnify the indemnified party for any losses, damages or liabilities resulting from such claim and provide reasonable evidence to the indemnified party of its financial ability to satisfy such obligation; (ii) the claim does not seek to impose any liability or obligation on the indemnified party other than for money damages; and (iii) the claim does not relate to the indemnified party’s relationship with its customers or employees. An indemnified party shall have the right to employ separate counsel in any such action, claim, suit, investigation or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party has agreed in writing to pay such fees and expenses; (2) the indemnifying party shall have failed promptly to assume the defense of such action, claim, suit, investigation or proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such action, claim, suit, investigation or proceeding; (3) the indemnifying party is not entitled to assume and control the defense of any such action, claim, suit, investigation or proceeding pursuant to clauses (ii) or (iii) of the immediately preceding sentence; or (4) such indemnified party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such indemnified party and the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all indemnified parties shall be at the expense of the indemnifying party).The indemnifying party will not be liable for any settlement of any action, claim, suit, investigation or proceeding effected without its consent, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect of such claim or litigation. The failure by the indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any obligation or liability to the indemnified party under this Section 1.4, except (and only) to the extent that such failure shall have prejudiced the indemnifying party.

(d) If the indemnification provided for in this Section 1.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event will any contribution by a Holder under this Section 1.4(d) exceed the net proceeds received by a Holder from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by a party as a result of any loss, liability, claim, damage or expense shall be deemed to include, subject to the limitations set forth in Section 1.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any action, claim, suit, investigation or proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(e) The obligations of the Company and Holders under this Section 1.4 will survive the completion of any offering of Registrable Securities in the Shelf Registration Statement under this Section 1 and otherwise.

1.5 Reports Under the Exchange Act.

(a) The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144. The Company shall take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any other exemption from registration. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(b) In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the Holder may reasonably request at least two (2) business days prior to any sale of Registrable Securities.

(c) So long as the Shelf Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish to such Holder: (i) as soon as practicable after it is available, one copy of (1) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (2) its Annual Report on Form 10-K and (3) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits); and (ii) upon the request of the Holder, all exhibits excluded by the parenthetical to clause (i) of this Section 1.5(c) as filed with the SEC and all other information that is made available to shareholders.

1.6 Registration Expenses. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to a Shelf Registration Statement for each selling Holder, including all registration, exchange listing, accounting, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company’s independent public accountants, including the expenses of “comfort letters” required by or incident to such performance and compliance and reasonable fees and disbursements of one firm of counsel and one firm of accountants for the Holders. Holders shall be responsible for any underwriting discounts and commissions and taxes of any kind (including without limitation, transfer taxes) relating to any disposition, sale or transfer of Registrable Securities.

1.7 Piggy-Back Registrations; Other Registrations. Subject to the terms of the Company’s existing registration rights agreements in effect prior to the date hereof, if at any time during the Effectiveness Period there is not an effective Shelf Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. The Company agrees that it will not grant to any person any registration rights that are senior to the rights granted in Section 1 of this Agreement. In no event at any time before the Shelf Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other, registration statement, other than registrations on Form S-8 without the consent of the Holders of a majority of the Registrable Securities.

1.8 Future Offerings. If the Company proposes to effect any private offering of its Common Stock or other securities convertible into or exercisable or exchangeable for shares of its Common Stock (other than (i) shares of Common Stock and stock options issued pursuant to the Company’s 2003 Management Equity Incentive Plan, (ii) shares of Common Stock issued pursuant to warrants outstanding pursuant to a Secured Lender Warrant Agreement, dated as of December 12, 2003, (iii) shares of Common Stock issued pursuant to warrants outstanding pursuant to a Senior Discount Warrant Agreement, dated as of December 12, 2003, (iv) shares of Common Stock issuable upon conversion of a promissory note issued to Houlihan Lokey Howard & Zukin, and (v) shares of Common Stock and options issued pursuant to the Company’s 2003 Directors Equity Incentive Plan) prior to the first anniversary of the date of this Agreement, the Company shall notify each Holder in writing of such offering at least five business days prior to the consummation thereof and the Holders will be permitted to participate in such offering on the same terms and conditions applicable to the other investors participating in the offering. If the number of shares subscribed for by the Holders and the other investors participating in such offering exceeds the number of shares the Company proposes to sell in the offering, the shares will be prorated among the Holders and such other investors on the basis of the number of shares subscribed for by each party.

1.9 Assignment of Rights.

(a) Except as expressly provided in this Section 1.9, the rights of the parties hereto cannot be assigned and any purported assignment or transfer to the contrary shall be void ab initio. So long as the terms of this Section 1.9 are followed, any Holder may assign any of its rights under this Agreement, without the consent of the Company, to any Person, including, without limitation, an Affiliate of such Holder, to whom such Holder Transfers any Registrable Securities or any rights to acquire Registrable Securities so long as such Transfer is not made pursuant to an effective Registration Statement or pursuant to Rule 144 or Rule 145 (or any successor provisions) or in any other manner the effect of which is to cause the Transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision) in the hands of the transferee as of the date of such Transfer.

(b) The nature and extent of any rights assigned shall be as agreed to between the assigning party and the assignee. No Person may be assigned any rights under this Agreement unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such assignment is exempt from the registration requirements of the Securities Act, and (iii) and the assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 1.9.

2. Miscellaneous Provisions.

2.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Holder of then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.1 is binding upon Holders and the Company.

2.2 Notices. All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

(a) if to the Company, to:

DDi Corp.

1220 Simon Circle

Anaheim, CA 92806

Attention: Timothy J. Donnelly, Esq., Vice President & General Counsel

Facsimile: (714) 688-7619

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

695 Town Center Drive, 17th Floor

Costa Mesa, CA 62626

Attention: John Della Grotta

Fax: (714) 979-1921

(b) if to any Holder, at the address shown on such Holders signature page hereto, marked for attention as there indicated, to:

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 2.2. Any such notice or communication will be deemed to have been received: (i) in the case of telecopy or personal delivery, on the date of such delivery; (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (iii) if by registered or certified mail, on the third business day following the date postmarked.

2.3 Merger, Consolidations and Sale of Assets. The Company shall not, directly or indirectly, (a) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (b) sell, assign, license or otherwise transfer or agree to sell, assign, license or otherwise transfer all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset transfer, the surviving corporation or the transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for the purpose references hereunder to “Registrable Securities” shall be deemed to include the securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

2.4 Descriptive Headings and References. The descriptive headings herein have been inserted for convenience only and are not deemed to limit or otherwise affect the construction of any provisions hereof Except as otherwise specifically provided, any reference to any section will be deemed to refer to such section of this Agreement.

2.5 GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

2.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which is for all purposes deemed to be an original and all of which constitute the same instrument, but only one of which need be produced.

2.7 Equitable Remedies. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

2.8 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

2.9 Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

2.10 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holders. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder does not affect the validity, legality or enforceability of this Agreement with respect to ..the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be affected or impaired.

2.11 Limitation of Liability. A copy of the Agreement and Declaration of Trust of each Holder is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of each Holder as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or stockholders of the Holder individually but are binding only upon the assets and property of such Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of each Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

2.12 Publicity. The Company agrees that it will not use in advertising or publicity the names of the Holders, Fidelity Management & Research Company, any of its partners or employees, any of the funds or accounts managed by it or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof, in any case without the prior written consent of Fidelity Management & Research Company.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first set forth above.

DDi Corp.

By:	/s/ TIMOTHY J. DONNELLY

Name: Timothy J. Donnelly
Title: Vice President

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR LEVERAGED
COMPANY STOCK FUND

By:	/s/ TIMOTHY J. DONNELLY

Name: Timothy J. Donnelly
Title: Vice President

FIDELITY SECURITIES FUND:
FIDELITY LEVERAGED COMPANY
STOCK FUND

By:	/s/ JOHN N. COSTELLO

Name: John N. Costello
Title: Assistant Treasurer

Address for Holders:
82 Devonshire Street
Boston, MA 02109-3617
Attn: Nathan Van Duzer
Facsimile: (617) 476-7774

With a copy to:
Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attn: H. David Henken, P.C.
Facsimile: (617) 523-1231

Exhibit A

Plan of Distribution

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e) privately negotiated transactions;

(f) short sales;

(g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h) through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i) one or more underwritten offerings on a firm commitment or best efforts basis; and

(j) any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder will decrease. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the date on which the selling securityholders have sold all of the securities. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel or other advisors to the selling securityholders, but not including underwriting discounts, concessions, commissions or fees of the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.